UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2011, Ampio Pharmaceuticals, Inc. (“Ampio” or the “Company”) entered into a License, Development and Commercialization Agreement (the “Agreement”) with Daewoong Pharmaceuticals Co., Ltd (“Daewoong”). The Agreement provides Daewoong with exclusive rights to market ZertaneTM in South Korea for the treatment of premature ejaculation (PE) and for a combination drug, utilizing ZertaneTM and another erectile dysfunction drug (PDE5 inhibitors and others), to simultaneously treat premature ejaculation and erectile dysfunction (ED).

Pursuant to the Agreement, Daewoong has made or will make (as applicable) certain specified milestone payments to Ampio upon (i) the signing of the Agreement, (ii) a specified period of time following approval of ZertaneTM for sale in South Korea, (iii) a specified period of time following approval of a combination drug for sale in South Korea and (iv) specified periods of time following the end of the first calendar quarter where cumulative net sales of products including ZertaneTM (including combination drugs) in South Korea exceed specified thresholds.

Under the terms of the Agreement, Daewoong is responsible for developing and seeking regulatory approval for the products in South Korea in accordance with a development plan to be mutually agreed by Daewoong and Ampio and on the other terms and conditions set forth in the Agreement. Daewoong has agreed to take specified actions with respect to sales and marketing for the products in South Korea, and Ampio has agreed to supply product (either itself or through third party manufacturers) to Daewoong for clinical and commercial use in accordance with a supply agreement to be mutually agreed by Daewoong and Ampio and on the other terms and conditions set forth in the Agreement. The Agreement further provides that Ampio will receive royalty payments equal to 25% of net sales of ZertaneTM in excess of the transfer price of ZertaneTM product supplied by Ampio to Daewoong.

The Agreement is effective as of August 23, 2011 and continues until the Agreement is terminated in accordance with its terms. Either party may terminate the agreement if (i) the other party is in material default or breach of any material provision of the Agreement and such default or breach is not cured within a specified period of time or (ii) the other party is the subject of a voluntary or involuntary petition for bankruptcy, becomes insolvent, is dissolved or liquidated, or makes an assignment for the benefit of creditors.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2011, and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

Item 7.01 Regulation FD Disclosure.

On September 8, 2011, Ampio issued a press release announcing its entry into the Agreement, a copy of which press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Ampio under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press Release dated September 8, 2011.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the

Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and in Exhibit 99.1 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011, and its Form 10-Qs on file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

Dated: September 13, 2011

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release issued by Ampio Pharmaceuticals, Inc. on September 8, 2011	Furnished